UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2020 (April 15, 2020)
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.125% Senior Notes due 2023	CE /23	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 15, 2020, Mark C. Rohr notified the Board of Directors of Celanese Corporation (the “Company”) that he intends to retire as a director of the Company on June 1, 2020. Mr. Rohr will continue to serve on the Board of Directors until his retirement.
On April 15, 2020, the Board of Directors appointed Lori J. Ryerkerk, the Company’s current Chief Executive Officer and President, and a director, to serve as Chairman of the Board, effective after the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) on April 16, 2020.
A copy of the Company’s press release dated April 16, 2020 relating to the resignation and appointment is attached as Exhibit 99.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 16, 2020, the Company held its 2020 Annual Meeting in a virtual mode at www.virtualshareholdermeeting.com/CE2020. The Company’s stockholders were asked to consider and vote upon three proposals: (1) election of ten Directors to the Board to serve for a term that expires at the annual meeting of stockholders in 2021 or until their successors are duly elected and qualified or their earlier resignation or retirement; (2) ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2020; and (3) advisory vote to approve executive compensation.
As of the 2020 Annual Meeting record date of February 18, 2020, there were 119,566,232 shares of the Company’s Common Stock issued and outstanding and entitled to be voted at the 2020 Annual Meeting, if represented in person or by proxy at the Annual Meeting. A total of 107,991,463 shares were voted in person or by proxy (90.31% quorum). For each proposal, the stockholder voting results were as follows:
1. Election of Directors. Each of the Director nominees was elected to serve for a term which expires at the annual meeting of stockholders in 2021 by the votes set forth in the table below.

Nominee	Voted For	Voted Against	Abstain	Broker Non-Votes
Jean S. Blackwell	101,749,123	2,060,338	29,312	4,152,690
William M. Brown	103,722,808	87,100	28,865	4,152,690
Edward G. Galante	101,398,383	2,410,645	29,745	4,152,690
Kathryn M. Hill	100,775,261	3,034,075	29,437	4,152,690
David S. Hoffmeister	99,930,304	3,861,634	46,835	4,152,690
Jay V. Ihlenfeld	101,735,835	2,073,212	29,726	4,152,690
Mark C.Rohr	102,571,300	1,215,380	52,093	4,152,690
Kim K.W. Rucker	103,705,103	105,384	28,286	4,152,690
Lori J. Ryerkerk	103,012,393	798,935	27,445	4,152,690
John K. Wulff	99,493,160	4,297,520	48,093	4,152,690
2. Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020 was ratified by the stockholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain
106,469,029	1,500,113	22,321
3. Advisory Vote to Approve Executive Compensation. The stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement for the 2020 Annual Meeting, by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
95,179,188	8,496,343	163,242	4,152,690

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number
Description

99.1	Press Release dated April 16, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ JAMES R. PEACOCK III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date:	April 17, 2020

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